                                                                        (j) (1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and "Financial Highlights" in the Prospectus and to the incorporation by reference of our report on Harding, Loevner Funds, Inc. dated December 6, 2005 in this Registration Statement (Form N-1A Nos. 333-09341 and 811-07739).


                                                   /s/ ERNST & YOUNG, LLP


New York, New York
February 14, 2006

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and "Financial Highlights" in the Prospectus and to the incorporation by reference of our report on Harding, Loevner Funds, Inc. dated December 6, 2005 in this Registration Statement (Form N-1A Nos. 333-09341 and 811-07739).


                                                   /s/ ERNST & YOUNG, LLP


New York, New York
February 14, 2006

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and "Financial Highlights" in the Prospectus and to the incorporation by reference of our report on Harding, Loevner Funds, Inc. dated December 6, 2005 in this Registration Statement (Form N-1A Nos. 333-09341 and 811-07739).


                                                   /s/ ERNST & YOUNG, LLP


New York, New York
February 14, 2006